   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 24, 1999

                                                     REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                           PER-SE TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                  58-1651222
(State or other jurisdiction of   (I.R.S. Employer
incorporation or organization)   Identification No.)

       2840 MT. WILKINSON PARKWAY, SUITE 300, ATLANTA, GEORGIA 30339-3632
                                 (770) 444-5300
              (Address, including zip code, and telephone number,
            including area code, of registrant's executive offices)

                           RANDOLPH L. M. HUTTO, ESQ.
                  EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                           PER-SE TECHNOLOGIES, INC.
                     2840 MT. WILKINSON PARKWAY, SUITE 300
                          ATLANTA, GEORGIA 30339-3632
                                 (770) 444-5300
            (Name, address, including zip code, and telephone number
                   including area code, of agent for service)

      THE COMMISSION IS REQUESTED TO SEND COPIES OF ALL COMMUNICATIONS TO:

                            J. VAUGHAN CURTIS, ESQ.
                               ALSTON & BIRD LLP
                              ONE ATLANTIC CENTER
                           1201 WEST PEACHTREE STREET
                          ATLANTA, GEORGIA 30309-3424
                                 (404) 881-7000

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the Registration Statement becomes effective.
    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

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
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                                                                         PROPOSED             PROPOSED
                                                     AMOUNT               MAXIMUM              MAXIMUM             AMOUNT OF
               TITLE OF SHARES                        TO BE           OFFERING PRICE          AGGREGATE          REGISTRATION
               TO BE REGISTERED                    REGISTERED          PER SHARE(1)       OFFERING PRICE(1)           FEE
---------------------------------------------------------------------------------------------------------------------------------
Common stock, par value $.01 per share (with
  attached Rights to purchase Series A Junior
  Preferred Stock, no par value)(2)              6,200,000 shares          $3.50             $21,700,000           $6,032.60
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for purposes of determining the registration fee pursuant to Rule 457(c).
(2) Prior to the occurrence of certain events, the Rights will not be evidenced or traded separately from the Per-Se Technologies common stock. Value, if any, of the Rights is reflected in the market price of the Per-Se Technologies common stock. Accordingly, no separate fee is paid.
                             ---------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
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

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDER MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND THE SELLING STOCKHOLDER IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER OR SALE IS NOT PERMITTED.

                SUBJECT TO COMPLETION, DATED SEPTEMBER 24, 1999

PROSPECTUS

                                6,200,000 Shares

                           PER-SE TECHNOLOGIES, INC.

                                  Common Stock

     Our stockholder, Foundation Health Systems, Inc. (formerly known as Health Systems International, Inc.), is offering and selling 6,200,000 shares of our common stock under this prospectus. The selling stockholder acquired the 6,200,000 shares from us in a settlement of various claims against us arising from a stock for stock merger transaction on May 31, 1996 in which all shareholders of Health Data Sciences Corporation (including the selling stockholder) received shares of our common stock in exchange for their shares of Health Data Sciences Corporation stock.

     The selling stockholder will sell its shares of common stock through public or private transactions at prevailing market prices or at privately negotiated prices. The selling stockholder has an agreement with Donaldson, Lufkin & Jenrette Securities Corporation under which DLJ will assist the selling stockholder in selling its shares of common stock. See "Plan of Distribution." We will not receive any of the proceeds from the sale of shares of common stock by the selling stockholder, except as otherwise described in "Plan of Distribution."

     Our common stock is listed on the Nasdaq National Market under the symbol "PSTI." On September 17, 1999, the last sale price of our common stock as reported by Nasdaq was $3 1/2 per share.

     Our principal executive offices are located at 2840 Mt. Wilkinson Parkway, Suite 300, Atlanta, Georgia 30339-3632, and our telephone number is (770) 444-5300.

                           -------------------------
    THIS INVESTMENT INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 4.
                           -------------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               The date of this prospectus is             , 1999

                               TABLE OF CONTENTS

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
                                                              PAGE
                                                              ----
Additional Information......................................    2
Incorporation of Certain Documents by Reference.............    3
Cautionary Notice Regarding Forward-Looking Statements......    3
Risk Factors................................................    4
The Company.................................................    9
Use of Proceeds.............................................    9
Selling Stockholder.........................................   10
Plan of Distribution........................................   10
Legal Matters...............................................   12
Experts.....................................................   12

                             ADDITIONAL INFORMATION

     We file annual, quarterly, and current reports, proxy statements, and other documents with the Commission. You may read and copy any document we file at the following locations of the Commission:

Public Reference Room           New York Regional Office        Chicago Regional Office
450 Fifth Street, N.W.          7 World Trade Center            500 West Madison Street
Room 1024                       Suite 1300                      Suite 1400
Washington, D.C. 20549          New York, New York 10048        Chicago, Illinois 60661

     You may call 1-800-SEC-0330 for more information on the Commission's public reference facilities. You may also obtain copies of this information by mail from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. The Commission also maintains an Internet site at http://www.sec.gov that contains reports, proxy statements and other information about issuers, like Per-Se Technologies, who file electronically with the Commission. In addition, you can inspect reports, proxy statements and other information about Per-Se Technologies at the offices of The Nasdaq Stock Market, Inc., Reports Section, 1735 K Street, N.W., Washington, D.C. 20006. Also, you can find more information about Per-Se Technologies on our Internet website at http://www.per-se.com. However, information contained in or linked to our website does not constitute part of this prospectus and is not, and shall not be deemed to be, incorporated into this prospectus by reference.

     This prospectus is part of a registration statement that we filed with the Commission. The registration statement contains more information than this prospectus regarding Per-Se Technologies and our common stock, including certain exhibits. You can get a copy of the registration statement from the Commission at the addresses listed above or from its Internet site.

     We furnish stockholders with annual reports containing audited financial statements and with proxy materials for our annual meeting of stockholders complying with the Exchange Act of 1934, as amended.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Commission allows us to "incorporate" into this prospectus information we file with the Commission in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. The information incorporated by reference is considered to be part of this prospectus, and information we file later with the Commission will automatically update and, to some extent, supersede this information. We incorporate by reference the documents listed below, except to the extent information in those documents is different from the information contained in this prospectus, and all future documents filed with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the termination of the offering of these shares:

          (a) Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

          (b) Current Report on Form 8-K filed February 12, 1999 (event date February 12, 1999);

          (c) Current Report on Form 8-K filed May 5, 1999 (event date April 20,
     1999);

          (d) Quarterly Report on Form 10-Q for the quarter ended March 31,
     1999;

          (e) Quarterly Report on Form 10-Q for the quarter ended June 30, 1999;

          (f) Current Report on Form 8-K filed August 16, 1999 (event date August 16, 1999);

          (g) Current Report on Form 8-K filed September 21, 1999 (event date September 20, 1999);

          (h) The description of common stock set forth in the registration statement on Form 8-A/A filed May 22, 1996, and any amendment or report filed for the purpose of updating such description; and

          (i) The description of Rights set forth in the registration statement on Form 8-A filed February 12, 1999, and any amendment or report filed for the purpose of updating such description.

     We will provide without charge to each person to whom this prospectus is delivered, upon written or oral request of such person, a copy of any and all of the documents that have been incorporated by reference in this prospectus (not including exhibits to such documents unless such exhibits are specifically incorporated by reference in this prospectus). Requests should be directed to Per-Se Technologies, Inc., 2840 Mt. Wilkinson Parkway, Suite 300, Atlanta, Georgia 30339-3632, Attention: Corporate Secretary; telephone number (770) 444-5300.

     You should rely only on the information contained or incorporated by reference in this document. We have not authorized anyone to provide you with information that is different from that which is contained or incorporated by reference in this prospectus. The common stock is not being offered in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this prospectus.

             CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

     THIS PROSPECTUS INCLUDES STATEMENTS THAT MAY CONSTITUTE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND THE SECURITIES EXCHANGE ACT OF 1934. THOSE STATEMENTS INCLUDE STATEMENTS REGARDING THE INTENT, BELIEF OR CURRENT EXPECTATIONS OF PER-SE TECHNOLOGIES AND MEMBERS OF PER-SE TECHNOLOGIES' MANAGEMENT TEAM AS WELL AS THE ASSUMPTIONS ON WHICH SUCH STATEMENTS ARE BASED. PROSPECTIVE INVESTORS ARE CAUTIONED THAT ANY SUCH FORWARD-LOOKING STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE AND INVOLVE RISKS AND UNCERTAINTIES, AND THAT ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTEMPLATED BY SUCH FORWARD-LOOKING STATEMENTS. IMPORTANT FACTORS CURRENTLY KNOWN TO PER-SE TECHNOLOGIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN FORWARD-LOOKING STATEMENTS ARE SET FORTH IN THE "RISK FACTORS" SECTION OF THIS PROSPECTUS AND THE SAFE HARBOR COMPLIANCE STATEMENT FOR FORWARD-LOOKING STATEMENTS INCLUDED AS AN EXHIBIT TO THE REPORTS FILED BY PER-SE TECHNOLOGIES WITH THE COMMISSION UNDER THE SECURITIES EXCHANGE ACT OF 1934 AND INCORPORATED HEREIN BY REFERENCE. PER-SE TECHNOLOGIES UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE FORWARD-LOOKING STATEMENTS TO REFLECT CHANGED ASSUMPTIONS, THE OCCURRENCE OF UNANTICIPATED EVENTS OR CHANGES TO FUTURE OPERATING RESULTS OVER TIME.

                                  RISK FACTORS

     Before you invest in our common stock, you should be aware that there are various risks, including those described below. You should carefully consider these risk factors, together with all of the other information included in this prospectus, before you decide whether to purchase shares of our common stock.

OUR SUBSTANTIAL INDEBTEDNESS COULD ADVERSELY AFFECT OUR FINANCIAL PERFORMANCE.

     We have a significant amount of indebtedness and, as a result, significant obligations to make payments on our debt. If we are unable to make the required debt payments, we could be required to reduce or delay capital expenditures, sell certain of our assets, restructure or refinance our indebtedness, or seek additional equity capital. Our ability to make payments on our debt obligations will depend on our future operating performance, which will be affected by certain conditions that are beyond our control.

     Our substantial indebtedness could have important consequences to our financial performance. For example:

     - our ability to obtain additional financing in the future may be impaired;

     - if a substantial portion of our cash flow from operations is dedicated to the payment of debt, we may have reduced funds available for operations;

     - the terms of our existing debt places restrictions on us, including our ability to incur additional debt or pay dividends; and

     - we may be more leveraged than our competitors, which may limit our flexibility to respond to changes in the marketplace and may place us at a competitive disadvantage.

WE ARE SUBJECT TO ONGOING LITIGATION AND A GOVERNMENT INVESTIGATION THAT MAY ADVERSELY AFFECT OUR BUSINESS.

     We are involved in several lawsuits which may expose us to material loss contingencies. These lawsuits include, but are not limited to, claims brought by former stockholders of companies that we acquired and claims by customers and former customers. We have also received written demands from customers and former customers that have not yet resulted in legal action and may receive demands with respect to the operation of our business and actions we have taken, including modifications made to a computerized coding tool to assist in healthcare reimbursement used by one of our subsidiaries and the transition from the computerized coding tool to manual coding. We are also subject to a formal, non-public investigation by the Securities and Exchange Commission into, among other things, insider trading and other issues relating to restatements of our financial statements.

     We may not be able successfully to defend any of these lawsuits. In addition, other lawsuits may be filed and other governmental investigations may be commenced against us. Existing or new lawsuits or new government investigations could have a material adverse effect on us. The ongoing governmental investigation against us may result in significant fines, damages or other penalties and the Commission could require further restatements of our financial statements. The investigation could have a material adverse effect on us. Also, in the event of an adverse outcome with respect to pending lawsuits, there is the risk that our insurance coverage may not fully cover any damages assessed against us. The litigation with which we are involved (as well as future litigation) could have a disruptive effect upon the operations of the business and consume the time and attention of our senior management.

WE HAVE INCURRED SIGNIFICANT LOSSES IN RECENT YEARS.

     We had losses in each of 1995, 1996, 1997, 1998 and 1999. Most of these losses result from restructuring and other charges, litigation settlements, intangible asset impairment, and acquisition costs. We cannot assure you when or if we will become profitable in the future.

WE HAVE SUFFERED SIGNIFICANT SETBACKS IN RECENT YEARS AND MAY NOT BE ABLE TO TURNAROUND SUCCESSFULLY.

     We have suffered several setbacks in recent years, including:

     - government investigations;

     - the failure successfully to integrate acquired companies;

     - restatements of our 1994, 1995, 1996 and interim 1997 financial statements;

     - the discontinuance of the operations of one of the businesses we acquired;

     - the abandonment of an extensive reengineering program that failed;

     - a steep drop in the price of our common stock; and

     - the filing of various lawsuits and claims against us.

     As a result of these setbacks, we have been operating in what is commonly described as a "turnaround" situation. In addition to risks associated with "turnaround" situations, we face certain challenges more specific to our operations, including:

     - successfully integrating acquired companies;

     - shifting our strategic focus from acquiring compatible businesses to running our existing businesses efficiently and profitably;

     - managing our customers' perceptions of our continued viability and focusing on customer service;

     - combating employee turnover;

     - reducing costs and increasing efficiencies; and

     - reevaluating the efficiency of our operations following our abandonment of the reengineering initiative in 1996.

WE MAY NOT BE ABLE TO KEEP UP WITH CHANGES IN OUR INDUSTRY.

     The markets for our software products and services are characterized by rapidly changing technology, evolving industry standards and frequent new product introductions. We may not be able to keep pace with changes in our industry. Our success depends in part upon our ability to:

     - enhance our existing products and services;

     - introduce new products and services quickly and cost effectively;

     - achieve market acceptance for new products and services; and

     - respond to emerging industry standards and other technological changes.

     Also, our competitors may develop competitive products that could adversely affect our operating results. In addition, it is possible that:

     - we will be unsuccessful in refining, enhancing and developing our software and billing systems going forward;

     - the costs associated with refining, enhancing and developing our software and systems may increase significantly in the future; or

     - our existing software and technology will become obsolete as a result of ongoing technological developments in the marketplace.

WE COULD LOSE CERTAIN CUSTOMERS IF WE ARE NOT SUCCESSFUL ON SEVERAL MAJOR CLIENT PROJECTS.

     Our client/server information technology business involves projects designed to reengineer customer operations through the strategic use of imaging, client/server and other advanced technologies. Failure to meet our customers' expectations with respect to a major project could have the following consequences:

     - damage our reputation and standing in this marketplace;

     - impairment of our ability to attract new client/server information technology business;

     - the payment of damages to a customer; and

     - the inability to collect for services already performed on the project.

WE MAY INCUR ADDITIONAL COSTS BECAUSE OF POTENTIAL "YEAR 2000" PROBLEMS.

     Many existing computer programs use only two digits to identify a year in the date field. These programs were designed and developed without considering the impact of the upcoming change in the century. If not corrected, many computer applications could fail or create erroneous results as we approach or when we reach the Year 2000.

     We have undertaken an assessment of our Year 2000 issues. We have identified some older computer systems that we will replace with more efficient processing systems, rather than attempting to make all these older systems Year 2000 compliant. Until we have replaced all these older systems, we cannot be sure that our efforts to address Year 2000 issues are appropriate, adequate or complete. In addition, we cannot be sure that we have identified all Year 2000 problems in the computer systems of our customers, vendors or resellers, or that we will be able to successfully remedy any future problems that are discovered.

     As a result of Year 2000 issues and the replacement of older computer systems, we may suffer the following consequences:

     - we may incur a significant amount of additional expenses to remedy Year 2000 issues and we may experience a significant loss of revenues;

     - our existing customers may be adversely impacted by Year 2000 problems, which could cause fluctuations in our revenue; and

     - our failure to identify and remedy all Year 2000 problems could put us at a competitive disadvantage relative to companies that have corrected such problems.

WE MAY NOT BE ABLE TO COMPETE SUCCESSFULLY WITH OTHER MANAGEMENT SERVICES COMPANIES.

     The medical management services business is highly competitive. We compete with national and regional physician and hospital reimbursement organizations and collection businesses, national information and data processing organizations, and physician groups and hospitals that provide their own business management services. We are uncertain whether we can continue to compete successfully with all of these competitors.

     Potential industry and market changes that could adversely affect our ability to compete for billing and collection business include:

     - an increase in the number of managed care providers compared to fee-for-service providers; and

     - new alliances between healthcare providers and third-party payors in which healthcare providers are employed by such third-party payors.

WE MAY NOT BE ABLE TO COMPETE SUCCESSFULLY WITH OTHER INFORMATION TECHNOLOGY COMPANIES.

     The business of providing application software, information technology and consulting services is also highly competitive. We compete with national and regional companies in this regard. Certain of our competitors have longer operating histories and greater financial, technical and marketing resources than we do. We are uncertain whether we can continue to compete successfully with these competitors.

OUR REVENUE AND OPERATIONS MAY BE ADVERSELY AFFECTED BY PRICING PRESSURES THAT ADVERSELY AFFECT OUR CUSTOMERS.

     We believe that the revenue growth rate experienced by our healthcare clients continues to be adversely affected by managed care pricing and declining government reimbursement levels. At the same time, the process of submitting healthcare claims for reimbursement to third-party payors in accordance with applicable industry and regulatory standards grows in complexity and cost. We believe that these trends have adversely affected and could continue to adversely affect our customers' revenues and profitability and, therefore, adversely affect us too.

CHANGES IN THE HEALTHCARE MARKETPLACE MAY DECREASE DEMAND FOR OUR BILLING SERVICES.

     In general, consolidation initiatives in the healthcare marketplace may result in fewer potential customers for our services. Some of these types of initiatives include:

     - employer initiatives such as creating purchasing cooperatives, like HMOs;

     - provider initiatives, such as risk-sharing among healthcare providers and managed care companies through capitated contracts; and

     - integration among hospitals and physicians into comprehensive delivery systems.

     We believe that the continued consolidation of management and billing services through integrated delivery systems could result in a decrease in demand for our billing and collection services for particular physician practices.

FUTURE INVESTIGATIONS OF HEALTHCARE BILLING AND COLLECTION PRACTICES MAY ADVERSELY AFFECT OUR BUSINESS.

     Our medical billing and collection activities are governed by numerous federal and state civil and criminal laws. Federal and state regulators increasingly use these laws to investigate healthcare providers and companies like us, that provide billing and collection services. In connection with these laws:

     - we may be subjected to federal or state government investigation and possible civil or criminal fines;

     - we may ultimately be required to defend a false claims action;

     - we may be sued by private payors; or

     - we may be excluded from Medicare, Medicaid and/or other government funded healthcare programs.

     We have been the subject of several federal investigations, and we may become the subject of false claims litigation or additional investigations relating to our billing and collection activities. Any such proceeding or investigation could have a material adverse effect on our business.

     The ownership and operation of hospitals is also subject to comprehensive regulation by federal and state governments that may adversely affect hospital reimbursement. This regulation could have an adverse effect on the operations of hospitals in general, and consequently reduce the amount of our revenues related to hospital clients. Current or future government regulations or healthcare reform measures may have a material adverse effect upon our business.

OUR STOCK PRICE HAS BEEN VOLATILE AND COULD CONTINUE TO FLUCTUATE SUBSTANTIALLY.

     Our common stock is listed on the Nasdaq National Market. The market price of our common stock has been volatile and could fluctuate substantially, based on a variety of factors, including the following:

     - announcements relating to governmental investigations;

     - our liquidity and financial resources;

     - our divestiture of businesses;

     - the status of lawsuits or other demands;

     - healthcare reform measures;

     - quarter-to-quarter and year-to-year variations in financial results; and

     - failure to continue to meet Nasdaq National Market listing requirements.

     Furthermore, stock prices for many companies fluctuate widely for reasons that may be unrelated to their operating results. These fluctuations and general economic, political and market conditions may adversely affect the market price of our common stock.

LISTING ON NASDAQ NATIONAL MARKET.

     Our common stock is currently traded on the Nasdaq National Market. Nasdaq has notified us that we are out of compliance with the Nasdaq National Market's continued listing requirements of a minimum bid price of $5.00 or net tangible assets of $4 million. Nasdaq has notified us that our situation is being reviewed, and that a decision by Nasdaq is likely to be issued in December 1999. We expect that we have until that time to:

     - meet the requirements;

     - file an appeal with Nasdaq; or

     - make an application to have our common stock traded on the Nasdaq SmallCap Market or other exchange.

     We have formulated plans, including a possible reverse stock split, that we could implement to avoid a change in our Nasdaq National Market listing.

     In addition, since we currently meet all listing requirements for the Nasdaq SmallCap Market, we are prepared to make an application for listing of our common stock on that market, if necessary.

     There can be no assurance that we will be able to implement these plans successfully. If our stock price does not otherwise regain compliance with the Nasdaq National Market requirements, and we fail to implement available options, then our common stock could potentially be de-listed from the Nasdaq National Market. In that event, our common stock would then be traded in the over-the-counter market. Such a result could adversely impact the liquidity of our common stock.

                                  THE COMPANY

     Per-Se Technologies, which was incorporated in 1985 in Delaware and was formerly known as Medaphis Corporation, is a global leader in delivering integrated financial and clinical software solutions, comprehensive business management services, and Internet-enabled connectivity to healthcare providers.

     Per-Se's integrated financial and clinical software offerings include patient scheduling, staff management, clinical information systems and patient financial management software.

     Our business management services to physicians and healthcare organizations, include clinical data collection, data input, medical coding, billing, contract management, cash collections and accounts receivable management. These services are designed to assist healthcare providers with the business management functions associated with the delivery of healthcare services, allowing physicians and hospital staff to focus on providing quality patient care. These services also assist physicians and healthcare organizations in improving cash flows and reducing administrative costs and burdens.

     We also offer Internet-enabled connectivity to both integrated healthcare delivery networks and physician practices, including electronic claims processing, referral submissions, eligibility verification and other electronic transaction processing.

     Per-Se markets its products and services primarily to integrated healthcare delivery networks, hospitals, physician practices, long-term care facilities, home health providers and managed care providers. Per-Se serves more than 18,000 physicians and 2,000 healthcare organizations. Per-Se processes more than 80 million healthcare claims annually and its solutions manage 20 million patient lives online. Although our customers are predominantly in North America, we also sell our software solutions internationally, both directly and through distribution agreements.

                                USE OF PROCEEDS

     Per-Se Technologies will not receive any proceeds from the sale of the shares of common stock by the selling stockholder except as otherwise described under "Plan of Distribution."

                              SELLING STOCKHOLDER

     The following table sets forth certain information about the selling stockholder. The shares covered by this prospectus will be offered and sold by the selling stockholder pursuant to an agreement with Donaldson, Lufkin & Jenrette Securities Corporation or through other means. See "Plan of Distribution."

                                     SHARES BENEFICIALLY   SHARES OFFERED   SHARES BENEFICIALLY      PERCENTAGE OF
                                        OWNED BEFORE        PURSUANT TO         OWNED AFTER          SHARES OWNED
NAME                                    THIS OFFERING      THIS OFFERING     THIS OFFERING(1)     AFTER THIS OFFERING
----                                 -------------------   --------------   -------------------   -------------------
Foundation Health
Systems, Inc. (f/k/a Health
Systems International).............       6,200,000           6,200,000              0                     0%

---------------

(1) Assumes (i) that all of the shares of Per-Se Technologies common stock held by the selling stockholder and being offered under this prospectus are sold and (ii) that the selling stockholder acquires no additional shares of Per-Se Technologies common stock prior to the completion of this offering.

CERTAIN RELATIONSHIPS BETWEEN THE SELLING STOCKHOLDER AND PER-SE TECHNOLOGIES

     Per-Se Technologies acquired Health Data Sciences Corporation on May 31, 1996 in a stock-for-stock merger transaction. The selling stockholder was a stockholder in Health Data Sciences Corporation when it was acquired by Per-Se Technologies. The selling stockholder acquired the 6,200,000 shares covered by this prospectus in settlement of various claims made by the selling stockholder against Per-Se Technologies arising from that merger. In connection with that settlement, Per-Se Technologies agreed to take certain actions necessary to register the resale of the shares covered by this prospectus, including the preparation and filing of a registration statement under the Securities Act of 1933 (of which this prospectus forms a part) and paying expenses associated with the registration statement, this prospectus and sale of the shares covered by this prospectus. In addition, the settlement agreement provides that we will issue additional shares to the selling stockholder as may be necessary for the selling stockholder to realize net proceeds from the sale of the shares covered by this prospectus and any such additional shares equal $16.8 million in the aggregate. If we are required to issue any additional shares, we will be required to file an additional registration statement covering the resale of those shares. Any additional shares issued to the selling stockholder are expected to be distributed in accordance with the Plan of Distribution set forth in this prospectus. See "Plan of Distribution" for a description of other terms of our agreement with the selling stockholder including limitations on its right to sell the shares and circumstances under which the selling stockholder will be required to return unsold shares to us.

                              PLAN OF DISTRIBUTION

     Per-Se Technologies is registering the 6,200,000 shares on behalf of the selling stockholder. All costs, expenses and fees in connection with the registration of the shares offered hereby, estimated to be approximately $52,000, will be borne by Per-Se Technologies, as well as all brokerage commissions and similar selling expenses, if any, attributable to the sale of shares. As and when we are required to amend or update this Prospectus, we may incur additional expenses.

     The selling stockholder and Per-Se Technologies entered into a settlement agreement that places restrictions on the price and possibly the number of shares that may be sold by the selling stockholder. During the first sixty days following the date of this prospectus, the selling stockholder may not sell shares at a gross sales price below $3 13/32nds per share without the consent of Per-Se Technologies. If within sixty days after the date of this prospectus the selling stockholder has not received net proceeds from the sale of shares in excess of $8,500,000, the selling stockholder is free to sell shares at any price and without consent from Per-Se Technologies. If within 120 days after the date of this prospectus the selling stockholder has not received net proceeds from the sale of shares equal to $16.8 million, the selling stockholder is free to sell shares without any price restrictions or obligations to obtain consent. If the selling stockholder receives total net proceeds from the sale of shares in excess of $16.8 million, the selling stockholder must return to Per-Se Technologies any proceeds received in excess of $16.8 million and any shares that have not been sold. Also, if at anytime the selling stockholder receives a cash payment from Per-Se Technologies that together with the proceeds from the sale of shares equals $16.8 million, the selling stockholder shall not be permitted to sell any additional shares and shall return any unsold shares to Per-Se Technologies.

     Sales of shares may be effected by the selling stockholder, or by pledgees, donees, transferees or other successors in interest. Subject to the settlement agreement between the selling stockholder and Per-Se Technologies, sales may be made on one or more exchanges or in the over-the-counter market, or otherwise, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The selling stockholder has entered into a non-exclusive agreement with Donaldson, Lufkin & Jenrette Securities Corporation to assist the selling stockholder in selling the shares in one or more types of transactions. These transactions, whether with the assistance of Donaldson, Lufkin & Jenrette or other brokers or dealers, may include: (a) block trades in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction, (b) purchases by a broker or dealer as principal and resales by such broker or dealer or for its account pursuant to the Prospectus, as supplemented, (c) exchange distributions in accordance with the rules of such exchange, and (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the selling stockholder and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal, or others (which compensation as to a particular broker-dealer might be in excess of customary commissions). The selling stockholder also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided they meet the criteria and conform to the requirements of such Rule, rather than pursuant to this Prospectus, as supplemented. From time to time, the selling stockholder may engage in short sales, short sales against the box, puts and calls and other transactions in our securities or derivatives thereof, and may sell and deliver the shares in connection therewith.

     From time to time the selling stockholder may pledge its shares pursuant to the margin provisions of its customer agreements with its brokers. Upon a default by the selling stockholder, the broker may offer and sell the pledges shares from time to time as described above.

     The Securities and Exchange Commission takes the position that the selling stockholder is, and any broker-dealer that acts in connection with the sale of shares might be deemed to be, an "underwriter" within the meaning of Section 2(11) of the Securities Act of 1933, and any commissions received by such broker-dealers and any profit on the resale of the shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under such Act. Per-Se Technologies has agreed to indemnify the selling stockholder and Donaldson, Lufkin & Jenrette Securities Corporation against certain liabilities, including liabilities arising under the Securities Act of 1933. The selling stockholder has agreed to indemnify DLJ against certain claims insofar as such claims are based upon information relating to the selling stockholder furnished in writing expressly for use in the registration statement of which this prospectus is a part, and may agree to indemnify any other agent, dealer or broker-dealer that participates in transactions involving sales of the shares against certain claims.

     Because the Securities and Exchange Commission takes the position that the selling stockholder is deemed to be an "underwriter" within the meaning of
Section 2(11) of the Securities Act of 1933, the selling stockholder will be subject to the prospectus delivery requirements of such Act. Per-Se Technologies has informed the selling stockholder that the anti-manipulative provisions of Regulation M promulgated under the Securities Exchange Act of 1934 may apply to its sales in the market.

     The shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exception from the registration or qualification requirement is available and is complied with.

                                 LEGAL MATTERS

     A legal opinion to the effect that the shares offered hereby by the selling stockholder are validly issued, fully paid and non-assessable has been rendered by Randolph L. M. Hutto, Esq., Atlanta, Georgia, Executive Vice President and General Counsel of Per-Se Technologies.

                                    EXPERTS

     The consolidated financial statements of Per-Se Technologies, Inc. incorporated in this prospectus by reference to the Annual Report on Form 10-K of Per-Se Technologies, Inc. for the year ended December 31, 1998 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Registration fee to Securities and Exchange Commission......  $ 6,032.60
Accounting fees and expenses................................   25,000.00
Legal fees and expenses.....................................   15,000.00
Miscellaneous expenses......................................    6,000.00
                                                              ----------
          Total.............................................  $52,032.60
                                                              ==========

     The foregoing items, except for the registration fee to the Securities and Exchange Commission, are estimated. Per-Se Technologies has agreed to bear all expenses in connection with the registration of the shares being offered by the selling stockholder.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The following summary is qualified in its entirety by reference to the complete text of the statute, Amended and Restated Certificate of Incorporation, as amended, Amended and Restated By-Laws and agreement referred to below.

     The Registrant's Amended and Restated By-Laws provide that each person who was or is made a party to, is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the Registrant (or is or was serving at the request of the Registrant as a director, officer, employee or agent of another entity), will be indemnified and held harmless by the Registrant to the fullest extent permitted by the Delaware General Corporation Law as it currently exists or is later amended.

     Under Section 145 of the Delaware General Corporation Law, a corporation may indemnify a director, officer, employee or agent of the corporation (or other entity if such person is serving in such capacity at the corporation's request) against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action brought by or in the right of the corporation, the corporation may indemnify a director, officer, employee or agent of the corporation (or other entity if such person is serving in such capacity at the corporation's request) against expenses (including attorneys'
fees) actually and reasonably incurred by him if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such persons shall have been adjudged to be liable to the corporation unless a court determines that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses as the court shall deem proper. Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation.

     The Registrant's Amended and Restated Certificate of Incorporation, as amended, provides that a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the

Delaware General Corporation Law or (iv) for any transaction in which the director derived an improper personal benefit.

     In addition, the Registrant and David E. McDowell are parties to an agreement pursuant to which the Registrant has agreed to indemnify and hold harmless Mr. McDowell to the fullest extent permitted by the Delaware General Corporation Law as it presently exists or to such greater extent as such law may subsequently be amended.

     The Registrant maintains directors and officers liability insurance. Such policies have a deductible of $150,000 and an annual per occurrence and aggregate cap on coverage of $50 million.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     The following exhibits are filed as part of this Registration Statement:

EXHIBIT
  NO.                                 DESCRIPTION
-------                               -----------
    1.0   --  Form of Take Down Agreement by and among Foundation Health
              Systems, Inc., Donaldson, Lufkin & Jenrette Securities
              Corporation and Registrant.
    4.1   --  Amended and Restated Certificate of Incorporation of the
              Registrant (incorporated by reference to Exhibit 3.1 of the
              Registrant's Registration Statement on Form S-1, File No.
              33-42216).
    4.2   --  Certificate of Amendment of Amended and Restated Certificate
              of Incorporation of the Registrant (incorporated by
              reference to Exhibit 3 of Registrant's Quarterly Report on
              Form 10-Q for the quarterly period ended March 31, 1993).
    4.3   --  Certificate of Amendment of Amended and Restated Certificate
              of Incorporation of the Registrant (incorporated by
              reference to Exhibit 3.3 of Registrant's Registration
              Statement on Form 8-A/A filed March 28, 1995).
    4.4   --  Certificate of Amendment of Amended and Restated Certificate
              of Incorporation of the Registrant (incorporated by
              reference to Exhibit 4.4 of Registrant's Registration
              Statement on Form S-8, Registration No. 333-03213).
    4.5   --  Certificate of Amendment of Amended and Restated Certificate
              of Incorporation of the Registrant (incorporated by
              reference to Exhibit 3.5 of Registrant's Quarterly Report on
              Form 10-Q for the quarterly period ended June 30, 1997).
    4.6   --  Amended and Restated By-Laws of the Registrant (incorporated by reference to Exhibit 3.5 of Registrant's Quarterly Report on Form 10-Q for the quarterly period ended September 30,
              1998).
    4.7   --  Rights Agreement, dated as of February 11, 1999, between the
              Registrant and American Stock Transfer & Trust Company
              (incorporated by reference to Exhibit 4 of the Registrant's
              Current Report on Form 8-K filed February 12, 1999).
    4.8   --  Registration Rights Agreement, dated as of September 20,
              1999, by and between Foundation Health Systems, Inc. (f/k/a
              Health Systems International, Inc.) and the Registrant
              (incorporated by reference to Exhibit 4.1 of Registrant's
              Current Report on Form 8-K filed September 21, 1999).
    5.0   --  Opinion of Randolph L. M. Hutto, Esq. regarding the legality of shares being registered.
   10.1   --  Settlement Agreement and Release, dated September 20, 1999, by and between Foundation Health Systems, Inc. and
              Registrant (incorporated by reference to Exhibit 99.1 of
              Registrant's Current Report on Form 8-K filed September 21,
              1999).
   23.0   --  Consent of PricewaterhouseCoopers LLP.

ITEM 17.  UNDERTAKINGS

     (a) The Undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

        provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this Section do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (d) The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on September 23, 1999.

                                          PER-SE TECHNOLOGIES CORPORATION

                                          By:     /s/ ALLEN W. RITCHIE
                                            ------------------------------------
                                                      Allen W. Ritchie
                                               President and Chief Executive
                                                           Officer

                               POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Allen W. Ritchie and Randolph L.M. Hutto, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them, for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3 of Per-Se Technologies Corporation or a related registration statement filed pursuant to Rule 462(b), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on September 23, 1999.

                      SIGNATURE                          TITLE
                      ---------                          -----

                /s/ DAVID E. MCDOWELL                    Chairman and Director
-----------------------------------------------------
                  David E. McDowell

                /s/ ALLEN W. RITCHIE                     President, Chief Executive Officer and
-----------------------------------------------------      Director (Principal Executive Officer)
                  Allen W. Ritchie

                 /s/ WAYNE A. TANNER                     Executive Vice President and Chief Financial
-----------------------------------------------------      Officer (Principal Financial Officer)
                   Wayne A. Tanner

                 /s/ MICHAEL SNYDER                      Vice President and Controller (Principal
-----------------------------------------------------      Accounting Officer)
                   Michael Snyder

                /s/ RODERICK M. HILLS                    Director
-----------------------------------------------------
                  Roderick M. Hills

            /s/ DAVID R. HOLBROOKE, M.D.                 Director
-----------------------------------------------------
              David R. Holbrooke, M.D.

                      SIGNATURE                          TITLE
                      ---------                          -----

                 /s/ KEVIN E. MOLEY                      Director
-----------------------------------------------------
                   Kevin E. Moley

                  /s/ JOHN C. POPE                       Director
-----------------------------------------------------
                    John C. Pope

              /s/ C. CHRISTOPHER TROWER                  Director
-----------------------------------------------------
                C. Christopher Trower

                                 EXHIBIT INDEX

EXHIBIT
  NO.                                  DESCRIPTION
-------                                -----------
  1.0      --  Form of Take Down Agreement by and among Foundation Health
               Systems, Inc., Donaldson, Lufkin & Jenrette and Registrant.
  4.1      --  Amended and Restated Certificate of Incorporation of the
               Registrant (incorporated by reference to Exhibit 3.1 of
               Registrant's Registration Statement on Form S-1, File No.
               33-42216).
  4.2      --  Certificate of Amendment of Amended and Restated Certificate
               of Incorporation of the Registrant (incorporated by
               reference to Exhibit 3 of Registrant's Quarterly Report on
               Form 10-Q of the quarterly period ended March 31, 1993).
  4.3      --  Certificate of Amendment of Amended and Restated Certificate
               of Incorporation of the Registrant (incorporated by
               reference to Exhibit 3.3 of Registrant's Registration
               Statement on Form 8-A/A filed March 28, 1995).
  4.4      --  Certificate of Amendment of Amended and Restated Certificate
               of Incorporation of the Registrant (incorporated by
               reference to Exhibit 4.4 of Registrant's Registration
               Statement on Form S-8, Registration No. 333-03213).
  4.5      --  Certificate of Amendment of Amended and Restated Certificate
               of Incorporation of the Registrant (incorporated by
               reference to Exhibit 3.5 of Registrant's Quarterly Report on
               Form 10-Q for the quarterly period ended June 30, 1997).
  4.6      --  Amended and Restated By-Laws of the Registrant (incorporated by reference to Exhibit 3.5 of Registrant's Quarterly Report on Form 10-Q for the quarterly period ended September 30,
               1998).
  4.7      --  Rights Agreement, dated as of February 11, 1999, between the
               Registrant and American Stock Transfer & Trust Company
               (incorporated by reference to Exhibit 4 of Registrant's
               Current Report on Form 8-K filed February 12, 1999).
  4.8      --  Registration Rights Agreement, dated as of September 20,
               1999, by and between Foundation Health Systems, Inc. (f/k/a
               Health Systems International, Inc.) and the Registrant
               (incorporated by reference to Exhibit 4.1 of Registrant's
               Current Report on Form 8-K filed September 21, 1999).
  5.0      --  Opinion of Randolph L. M. Hutto, Esq. regarding the legality of shares being registered.
 10.1      --  Settlement Agreement and Release, dated September 20, 1999, by and between Foundation Health Systems, Inc. and
               Registrant (incorporated by reference to Exhibit 99.1 of
               Registrant's Current Report on Form 8-K filed September 21,
               1999).
 23.0      --  Consent of PricewaterhouseCoopers LLP.